Exhibit 10.2

EXECUTION COPY

WAIVER AND RELEASE TO
REVOLVING CREDIT AGREEMENT

THIS WAIVER AND RELEASE TO REVOLVING CREDIT AGREEMENT (this “Waiver”) is made as of February 26, 2010, among CLST Asset Trust II, a Delaware statutory trust, as a borrower (“Trust II”), SSPE Investment Trust I, a Delaware statutory trust, as a borrower (“Trust I Borrower”), SSPE, LLC, a Delaware limited liability company, as a borrower (the “LLC Borrower” and, together with Trust I Borrower and Trust II, the “Borrowers”), Summit Consumer Receivables Fund, L.P., a Delaware limited partnership, as the originator (the “Originator”) and as a guarantor, Summit Alternative Investments, LLC, a Nevada limited liability company, as the servicer (the “Servicer”), CLST Financo, Inc. (“CLST Financo”), Eric J. Gangloff, as a guarantor, Fortress Credit Opportunities I L.P., as a lender (the “Lender”), Fortress Credit Co LLC (as assignee for Fortress Credit Corp.), as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), U.S. Bank National Association, as the collateral custodian (the “Collateral Custodian”) and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as the backup servicer (the “Backup Servicer”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement (defined below).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto (among others) entered into that certain Second Amended and Restated Revolving Credit Agreement, dated as of December 10, 2008 (as further amended, supplemented, modified or restated from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Borrowers, the Servicer, the Administrative Agent, and the Required Lenders, and, to the extent affected thereby, the Collateral Custodian and the Backup Servicer, may waive, amend and supplement the provisions of the Credit Agreement; and

WHEREAS, the parties to the Credit Agreement desire to waive certain provisions of the Credit Agreement in certain respects and consent to certain actions, as provided herein.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Waiver hereby agree as follows:

ARTICLE I

WAIVER

Section 1.01. Waiver.

(a)           Each of the Borrowers hereby requests that the Administrative Agent and each Lender waive, and by signing below each of the Administrative Agent and the Lenders does hereby waive, as of the date hereof, each Event of Default declared in that certain Notice of Default dated as of December 2, 2009 and that certain Notice of Default dated as of February 8, 2010 (the “Waived Defaults”). This waiver is a one-time waiver and shall not be construed to be a waiver as to non-compliance of any of the other provisions of the Credit Agreement or for any other time period. This Section 1.01 shall in no event be construed as an acknowledgment by the Borrowers, their Affiliates or Eric J. Gangloff that the Events of Default referenced in the December 2, 2009 and February 8, 2010 Notices of Default had in fact occurred. The waiver with respect to the December 2, 2009 Notice of Default shall be deemed to be effective as of December 31, 2009.

(b)           Trust II hereby acknowledges and agrees that, from and after the date hereof, it shall not make any request for a Loan under the Credit Agreement and the Lender shall have no duty or obligation to fund any such request by Trust II. It is understood by the Administrative Agent and the Lender that no Unused Fee shall accrue or be charged to Trust II from and after the date hereof.

ARTICLE II

CONSENT AND RELEASE

Section 2.01. Consent.

Each of the Administrative Agent, Lender and the Borrowers hereby consents (i) to the repayment in full of their respective portion of the Loans Outstanding by each of the LLC Borrower and the Trust I Borrower pursuant to Section 2.3 of the Credit Agreement with the proceeds of the sale by each of the LLC Borrower and the Trust I Borrower of their respective portions of the Collateral to Spinnaker Consumer Receivables Trust pursuant to that certain Sale and Assignment, dated as of February 26, 2010, by and among Fortress Credit Corp., the LLC Borrower, the Trust I Borrower and Spinnaker Consumer Receivables Trust (the “Sale and Assignment”) and (ii) the transaction contemplated by such Sale and Assignment. Each of the Administrative Agent and the Lender agree that no prepayment fee, make-whole fee or premium shall be payable in connection with such repayment and that such repayment may be made upon one (1) Business Day’s prior written notice from the LLC Borrower and the Trust I Borrower to the Administrative Agent.

Section 2.02. Release.

(a)           Each of the parties hereto hereby agrees that, upon the repayment in full of all their respective Loans Outstanding by the LLC Borrower and the Trust I Borrower, (i) each Guarantor shall be released and discharged from the Credit Agreement and the other Transaction Documents as a party thereto such that from and after the date hereof the Guarantors shall have no continuing liability or obligations under the Credit Agreement (including, without limitation, any liabilities and/or obligations arising under Article XIV of the Credit Agreement) or the other Transaction Documents, (ii) each of the LLC Borrower, the Trust I Borrower, Summit Consumer Receivables Fund, L.P. and Summit Alternative Investments, LLC (each of the foregoing, together with Eric J. Gangloff, the “Summit Entities”) shall be released and discharged from the Credit Agreement and the other Transaction Documents as a party thereto such that from and after the date hereof no Summit Entity shall have any continuing liability or obligations under the Credit Agreement or the other Transaction Documents; provided that, if the Administrative Agent, the Lender, the Collateral Custodian or the Backup Servicer incurs any Indemnified

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Amounts with respect to any action or event attributable to a Summit Entity (or any Collateral related to a Summit Entity) occurring prior to the date hereof or related to the breach prior to the date hereof by a Summit Entity of any representation, warranty or covenant under the Transaction Documents (other than the Waived Defaults), the foregoing release shall not apply and the Administrative Agent or other applicable party may pursue all rights and remedies available to them under the Credit Agreement and the other Transaction Documents against the applicable Summit Entity that the applicable party would have had without giving effect to the execution of this Waiver, and (iii) that certain side letter dated December 10, 2008 from Trust II and CLST Financo to Trust I Borrower, LLC Borrower, Summit Consumer Receivables Fund, L.P., Summit Alternative Investments, LLC and Eric J. Gangloff, shall be terminated and of no further force and effect.

(b)             The Administrative Agent hereby requests, and by signing below the Collateral Custodian hereby agrees to such request, that the Collateral Custodian hold and maintain the Required Receivables Files with respect to the Collateral being transferred to Spinnaker Consumer Receivables Trust pursuant to the Sale and Assignment in its capacity as “Collateral Custodian” (in such capacity, the “Term Collateral Custodian”) under that certain Credit Agreement, dated as of August 15, 2008, by and among FCC Finance, LLC, Spinnaker Consumer Receivables Trust, Fortress Credit Co LLC, the Collateral Custodian and the Backup Servicer.

(c)             The parties hereto agree that from and after the date hereof, the Servicer Defaults set forth in clauses (c) and (g) of Section 6.12 of the Credit Agreement and the Events of Default set forth in clauses (s), (t) and (u) of Section 10.1 of the Credit Agreement shall be deemed to be removed from the Credit Agreement and of no further effect.

Section 2.03. Consent to Servicer Transfer.

Each of the Administrative Agent, the Lender, the Summit Entities, Trust II and FCC Finance, LLC hereby acknowledges and agrees that from and after the date hereof FCC Finance, LLC (“FCC”) shall assume the role of successor Servicer pursuant to and in accordance with Section 6.13 of the Credit Agreement with respect to that portion of the Collateral that is owned by Trust II. For the avoidance of doubt, Trust II and FCC shall only look to the terms of the Credit Agreement in respect of all servicing duties and obligations of FCC thereunder. The Servicer hereby acknowledges and agrees that amounts held on the date hereof or received after the date hereof by the Servicer with respect to Collateral not being transferred to Spinnaker Consumer Receivables Trust as contemplated herein shall be transferred (i) by the Servicer to FCC on the date hereof in the case of any such amounts held by the Servicer on the date hereof and (ii) by the Servicer to FCC within one (1) Business Day of receipt in the case of any such new amounts received by the Servicer after the date hereof.

ARTICLE III

MISCELLANEOUS

Section 3.01. Conditions to Effectiveness. The effectiveness of this Waiver is subject to the conditions precedent that (i) the Administrative Agent shall have received counterparts of

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this Waiver duly executed by all of the parties hereto, (ii) Trust II shall have received from the Servicer the sum of $97,466, representing the amount agreed to by Trust II and CLST Financo as the amount payable to Trust II under the Credit Agreement with respect to its Collateral as of the date hereof and (iii) all conditions precedent to the transfer of Loans Outstanding by the LLC Borrower and the Trust I Borrower described in Section 2 have been satisfied.

Section 3.02.Credit Agreement in Full Force and Effect as Waived. Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. All references to the Credit Agreement in any other document or instrument shall be deemed to mean the Credit Agreement, as amended by this Waiver. This Waiver shall not constitute a novation of the Credit Agreement, but shall constitute a waiver thereof. The parties hereto agree to be bound by the terms and obligations of the Credit Agreement, as amended by this Waiver, as though the terms and obligations of this Waiver were set forth in the Credit Agreement.

Section 3.03. Representations and Warranties. Trust II hereby represents and warrants that, immediately after giving effect to this Waiver, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

Section 3.04.Prior Understandings. This Waiver sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral.

Section 3.05. Counterparts. This Waiver may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.06. Governing Law. This Waiver shall be governed by and construed in accordance with the law of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWERS:

SSPE INVESTMENT TRUST I

By: U.S. Bank Trust National Association, not in its individual capacity but solely as statutory, trustee

By:	/s/ Tamara Schultz-Fugh
	Name:	Tamara Schultz-Fugh
	Title:	Vice President

CLST ASSET TRUST II

By: U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Tamara Schultz-Fugh
	Name:	Tamara Schultz-Fugh
	Title:	Vice President

SSPE, LLC

By:	/s/ Eric J. Gangloff
	Name:	Eric J. Gangloff
	Title:	President

SUMMIT ALTERNATIVE INVESTMENTS, LLC, as the Servicer

By: Gangloff & Associates Inc., it sole member

By:	/s/ Eric J. Gangloff
Name: Eric J. Gangloff
Title: President

SUMMIT CONSUMER RECEIVABLES FUND, L.P., as the Originator and as a Guarantor

By: Summit Alternative Investments, LLC, its General Partner
By: Gangloff & Associates Inc., its sole member

By:	/s/ Eric J. Gangloff
Name: Eric J. Gangloff
Title: President

ERIC J. GANGLOFF, as a Guarantor

By:	/s/ Eric J. Gangloff
Name: Eric J. Gangloff

CLST FINANCO, INC.

By:	/s/ Robert A. Kaiser
Name:
Title:

[Signatures Continued on the Following Page]

FORTRESS CREDIT CO LLC, as the Administrative Agent

By:	/s/ Marc K. Furstein
	Name:	MARC K. FURSTEIN
	Title:	CHIEF OPERATING OFFICER

FORTRESS CREDIT OPPORTUNITIES I L.P., as Lender

By: Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Marc K. Furstein
	Name:	MARC K. FURSTEIN
	Title:	CHIEF OPERATING OFFICER

Acknowledged and agreed:

U.S. BANK NATIONAL, ASSOCIATION, not in its individual capacity but solely as Collateral Custodian and as the Term Collateral Custodian

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

LYON FINANCIAL SERVICES, INC., (d/b/a U.S. Bank Portfolio Services), not in its individual capacity but solely as Backup Servicer

By:	/s/ Joseph Andries
Name:	Joseph Andries
Title:	Senior Vice President